UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 1, 2012

Date of Earliest Event Reported: February 29, 2012

Calpian, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Residual Purchase Agreement with Cooper & Schifrin, LLC

As previously disclosed by the Company in a Report on Form 8-K filed with the SEC on January 6, 2011, the Company entered into a Residual Purchase Agreement (the “Purchase Agreement”) with Cooper & Schifrin, LLC (“C&S”), dated December 31, 2010, as amended. Closing on February 29, 2012, the Company and C&S modified certain terms of the Purchase Agreement in order to acquire additional merchant residuals (“Additional C&S Residuals”) that will generate additional monthly residual payments to the Company beginning in March 2012.

In exchange for the Additional C&S Residuals, the Company paid to C&S $392,000 in cash and issued to C&S 17,230 shares (the “C&S Shares”) of the Company’s Common Stock. The C&S Shares are subject to a two (2) year lock-up, and C&S covenants that, for a period of forty-two (42) months following the closing, certain portfolio performance metrics will be met. If the performance metrics are not met, the Company can reclaim a portion or all of the 17,230 C&S Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: March 1, 2012	By:	/s/ David N. Pilotte
David N. Pilotte
Chief Financial Officer